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                                                                  EXHIBIT (g)(9)

                                 THE GALAXY FUND

                                  Amendment to
                            GLOBAL CUSTODY AGREEMENT

                                                               ___________, 2001


The Chase Manhattan Bank
Chase Metrotech Center
Brooklyn, NY  11245
Attn:  Global Custody Division

Dear Sirs:

              This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Global Custody Agreement ("Agreement") between the Trust and The Chase Manhattan Bank (formerly The Chase Manhattan Bank, N.A.) ("Chase") dated as of November 1, 1991 is herewith amended to provide that Chase shall be the custodian for the Trust's Pennsylvania Municipal Bond Fund, Large Cap Value Fund and Large Cap Growth Fund on the terms and conditions contained in the Agreement.

              If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.


                                           Very truly yours,

                                           THE GALAXY FUND



                                           By:
                                                ------------------------------
                                                Name:  John T. O'Neill
                                                Title: President

Accepted:

THE CHASE MANHATTAN BANK


By:
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     Name:
     Title: